EXHIBIT 24


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of General Electric Company, a New York corporation (the "Company"), hereby constitutes and appoints John F. Welch, Jr., Benjamin W. Heineman, Jr., Keith S. Sherin, and Philip D. Ameen and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Annual Reports for the Company's fiscal year ended December 31, 1998, on Form 10-K under the Securities Exchange Act of 1934, as amended, or such other form as any such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 12TH day of March, 1999.



John F. Welch, Jr.                           Keith S. Sherin
Chairman of the Board                        Senior Vice President -
(Principal Executive                         Finance (Principal
Officer and Director)                        Financial Officer)




                               Philip D. Ameen
                               Vice President and Comptroller
                               (Principal Accounting Officer)

                                                                   (Page 1 of 2)

Dennis D. Dammerman                       Eugene F. Murphy
Director                                  Director



Paolo Fresco                              Sam Nunn
Director                                  Director



Claudio X. Gonzalez                       John D. Opie
Director                                  Director



Kenneth G. Langone                        Roger S. Penske
Director                                  Director



                                          Andrew C. Sigler
                                          Director



                                          Douglas A. Warner III
                                          Director



                      A MAJORITY OF THE BOARD OF DIRECTORS

                                                                   (Page 2 of 2)